ROY G. HALE
                           CERTIFIED PUBLIC ACCOUNTANT
                                  P.O. BOX 2634
                               LA PLATA, MD 20646
                                 (301) 870-3374

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT







I hereby consent to the inclusion of my report, dated April 22, 1999, in the Registration Statement being filed under the Securities Act of 1933 and the Investment Company Act of 1940 by Copley Fund, Inc., relating to the financial statements, as of February 28, 1999, referred to herein.

I also consent to the reference to my practice as an independent certified public accountant.







/s/        Roy G. Hale
           Roy G. Hale
           Certified Public Accountant





January 14, 2000
La Plata Maryland